EXHIBIT (j)

                         SUTHERLAND ASBILL & BRENNAN LLP

STEVEN B. BOEHM                                     1275 Pennsylvania Avenue, NW
DIRECT LINE:  202.383.0176                          Washington, DC  20004-2415
Internet:  sboehm@sablaw.com                        202 383-0100
           -----------------                        fax  202 637-3593
                                                    www.sablaw.com

                                            September 29, 2004

Board of Trustees
TIAA-CREF Institutional Mutual Funds
730 Third Avenue
New York, N.Y.  10017-3206

         RE:      TIAA-CREF INSTITUTIONAL MUTUAL FUNDS
                  POST-EFFECTIVE AMENDMENT NO. 11

Trustees:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as a part of post-effective amendment No. 11 to the Form N-1A registration statement for TIAA-CREF Institutional Mutual Funds (FILE NO. 333-76651). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Sincerely,

                                                SUTHERLAND ASBILL & BRENNAN LLP

                                                By:      /s/ Steven B. Boehm
                                                         -----------------------
                                                         Steven B. Boehm

SBB/sab

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